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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              YOUNG & RUBICAM INC.

                                ARTICLE I - NAME

              The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                              Young & Rubicam Inc.

                               ARTICLE II - AGENT

              The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                              ARTICLE III - PURPOSE

              The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                               ARTICLE IV - STOCK

              Section 1. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 10,100,000. 100,000 of said shares shall be without par value, and shall be designated Preference Stock, and 10,000,000 of said shares shall be of the par value of $0.01 per share, and shall be designated Common Stock.

              Section 2. Preference Stock. Subject to the limitations and in the manner provided by law, shares of the Preference Stock may be issued from time to time in series and, except as otherwise provided in Section 3 of this Article IV with respect to the initial series of the Preference Stock (the "Money Market Preferred Stock"), the Board of Directors of the Corporation is hereby authorized to establish and designate series in addition to the Money Market Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

              (a) The designation of such series.

              (b) The number of shares initially constituting such series.
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              (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

              (d) The rate or rates and the times at which dividends on the shares of such series shall be paid and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of the Preference Stock ranking pari passu with the Money Market Preferred Stock (including the shares of the Money Market Preferred Stock) shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

              (e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

              (f) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $.01 per share before the holders of shares of the Common Stock or the holders of any other class or series of stock ranking junior to the Preference Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preference Stock ranking pari passu with the Money Market Preferred Stock (including the shares of Money Market Preferred Stock) shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of its assets.

              (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preference Stock and the right to have more than one vote per share.

              (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.


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              (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.

              (j) Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

              (k) Any other relative rights, preferences and limitations.

              Section 3. Money Market Preferred Stock. The initial series of the Preference Stock is hereby established, consisting initially of 50,000 shares and designated Money Market Preferred Stock. Subject to the limitations provided by law and to the provisions of Sections 1, 2 and 4 of this Article IV, the relative rights, preferences and limitations of the shares of the Money Market Preferred Stock are as follows:

              (a) Dividends. The holders of Money Market Preferred Stock shall not be entitled to any dividends, except as set forth below. The holders of the Money Market Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, cash dividends at the Applicable Rate per share per annum, and no more, payable for each quarterly dividend period ending on December 31, March 31, June 30, and September 30 (each, a "Dividend Period") (to be paid on January 15, April 15, July 15 and October 15, respectively (the "Dividend Payment Dates"), commencing with the Dividend Period ending March 31, 1997). Dividends shall accrue and be cumulative with respect to shares issued in the merger (the "Merger") with Young & Rubicam Inc. (a New York corporation) (the "Predecessor") in exchange for shares of substantially identical shares of the Predecessor from December 12, 1996 (the "Initial Issue Date") and with respect to shares issued subsequent to the Merger, from the first day of the quarterly dividend period next succeeding the quarterly dividend period in which such shares are issued. Dividends on the Money Market Preferred Stock shall be paid in full for all prior dividend periods, and shall be paid or declared and set apart for payment in full for the current dividend period, before the payment of any dividends, other than dividends payable in shares of the Common Stock, on the Common Stock or any other class of stock ranking junior to the Money Market Preferred Stock as to dividends. Accumulations of dividends on the Money Market Preferred Stock shall bear interest at the Applicable Rate per annum.

              "Applicable Rate" means the rate per annum quoted by Bank of America National Trust and Savings Association, a national banking association ("B of A") at approximately 11:00 a.m. London time (or as soon thereafter as practicable) for the offering by B of A to leading banks in the London interbank market of dollar deposits having a term of three months, as in effect on the first business day of the applicable Dividend Period (or, in the case of the Dividend Periods ending December 31, 1996 and March 31, 1997, such rate as in effect on the Initial Issue
        Date), plus 250 basis points.

              (b) Redemption. (1) The Corporation, at the option of its Board of Directors, may on or at any time and from time to time subsequent to December 12, 2001 redeem all


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        or less than all of the shares of the Money Market Preferred Stock then outstanding at a redemption price per share of $115 (together with the amount of all dividends accrued and unpaid thereon to the date fixed for redemption); provided however, that no share of Money Market Preferred Stock shall be redeemed on or prior to the fifth anniversary of the date such share of Money Market Preferred Stock was issued.

              (2) Notice of redemption shall be given by the Corporation by causing a notice thereof to be mailed to each holder of record of the Money Market Preferred Stock (as of the date of mailing) of the shares to be redeemed or as of a record date fixed for the determination of the holders entitled to such notice, addressed to such holder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Corporation is located, not less than 30 or more than 90 days before the date fixed for redemption. Such notice of redemption shall set forth the date fixed for redemption, the redemption price, the shares, and the total number thereof, to be redeemed and the place (in the Borough of Manhattan, The City of New York), at which the stockholders may obtain payment of the redemption price upon the surrender of the certificates representing their shares. No defect in any such notice or in the mailing thereof shall affect the validity of the proceeding for the redemption of the shares so to be redeemed.

              (3) On or after the date fixed for redemption and stated in such notice, each holder of shares called for redemption shall, upon surrender of certificates representing such shares to the Corporation at the place designated in such notice, be entitled to receive payment of the redemption price thereof. In case less than all of the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

              (4) If, on or prior to the date fixed for redemption of any shares, the Corporation shall deposit with any bank or trust company organized under the laws of the United States or of the State of New York having an office in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof, if such notice shall not previously have been given by the Corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption (or, at the election of the Corporation, prior thereto) the redemption price of such shares to the respective holders upon the surrender of their certificates representing such shares, then,
        (i) from and after the date of such deposit (although prior to the date fixed for redemption), such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue after the date fixed for redemption, and (ii) from and after the date of such deposit, such shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company (or from the Corporation) payment of the redemption price of such shares, without interest, upon the surrender of the certificates representing such shares. Any moneys so deposited by


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        the Corporation and unclaimed at the end of six years from the date fixed for redemption shall, upon the request of the Corporation, be repaid to it, in which event, the persons entitled thereto shall look only to the Corporation for payment thereof and may apply for and receive said moneys, without interest, from the Corporation; provided, however, that, if the Corporation shall, as required or permitted by law, pay to any state authority under applicable escheat or unclaimed property laws any unclaimed moneys so repaid to the Corporation, said persons shall thereafter look only to such state authorities for payment thereof.

              (5) Shares of the Money Market Preferred Stock so redeemed may be reissued as shares of such series or as shares of such other series of the Preference Stock as shall be determined by the Board of Directors of the Corporation.

              (c) Conversion. Shares of Money Market Preferred Stock shall not be convertible into any other shares of capital stock of the Corporation.

              (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Money Market Preferred Stock shall be entitled to receive from the assets of the Corporation the sum of $115 per share together with the amount of all dividends accrued and unpaid thereon to the date that payment is made available to such holders, before the payment or declaration and setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of the Common Stock or the holders of shares of any other class or series of stock ranking junior to the Money Market Preferred Stock in connection with such liquidation, dissolution or winding up.

              (e) Voting. The holders of shares of the Money Market Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock and not as a class, except as otherwise provided herein or as required by the Delaware General Corporation Law, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Money Market Preferred Stock shall have the right to cast one-tenth of one vote for each share of Money Market Preferred Stock held by them.

              Section 4. Except as otherwise provided by law, or in Section 3(e) of this Article IV, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                        ARTICLE V - ELECTION OF DIRECTORS

              Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                        ARTICLE VI - AMENDMENT OF BY-LAWS

              Subject to the supermajority voting requirements specified in
Article IV of the Corporation's By-laws, in furtherance and not in limitation of the powers conferred by law, the


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Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                       ARTICLE VII - AMENDMENT OF CHARTER

              Subject to the supermajority voting requirements specified in
Article IV of the Corporation's By-laws, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or here-after prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                       ARTICLE VIII TRANSFER RESTRICTIONS

              Section 1. Limitations on Transfers. (a) Any Transfer of legal or beneficial ownership of Common Stock in breach of the Stockholders' Agreement shall be prohibited and be void ab initio, regardless of whether such Transfer has been recorded in the books of the Corporation and new certificates have been issued.

              (b) No employee or agent of the Corporation shall record any prohibited Transfer, and the purported transferee of such a prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Common Stock that is the subject of the prohibited Transfer. The Purported Transferee shall not be entitled, with respect to such stock, to any rights of a stockholder of the Corporation, including without any limitation, the right to vote such Common Stock or to receive dividends or distributions in respect thereof, if any.

              (c) Insofar as necessary or appropriate, the By-Laws of the Corporation shall make appropriate provisions to effectuate the requirements of this Article VIII. All certificates representing Common Stock shall bear a legend to the effect that such Common Stock is subject to the restrictions set forth in this Article VIII.

              (d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

              Section 2. Transfer. As used in this Article VIII, the term "Transfer" shall mean the direct or indirect sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition of any shares (or any related voting trust certificates).


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                         ARTICLE IX - BOARD OF DIRECTORS

              Section 1. Number. The number of the directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

              Section 2. Removal. Any director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's capital stock entitled to vote generally in the election of directors ("Voting Stock") then outstanding, voting together as a single class.

                         ARTICLE X - STOCKHOLDER ACTION

              Any action required or permitted to be taken by the stockholders of the Corporation may be taken by the written consent of stockholders holding a majority of the outstanding shares of Voting Stock.

              ARTICLE XI - LIABILITY OF DIRECTORS & OFFICERS, ETC.

              Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

              Section 2. Indemnification and Insurance.

              (a) Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall


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indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              (b) Right of Claimant to Bring Suit. If a claim under paragraph
(a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

              (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.



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